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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               _________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           MORGAN STANLEY GROUP INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                               13-2838811
(State of incorporation)                     (I.R.S. employer
                                         identification number)

         1585 BROADWAY
     NEW YORK, NEW YORK
    (Address of principal                          10036
     executive offices)                         (Zip code)

If this Form relates to the            If this Form relates to the
registration of a class of             registration of a class of debt
debt securities and is                 securities and is to become
effective upon filing pur-             effective simultaneously with
suant to General Instruction           the effectiveness of a
A(c)(1) please check the               concurrent registration
following box. [ ]                     statement under the Securities Act of
                                       1933 pursuant to General Instruction
                                       A(c)(2) please check the following box.
                                       [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class                    Name of each Exchange on which
to be so registered                    each Class is to be registered
-------------------                    ------------------------------------

Medium-Term Notes,                     THE NEW YORK STOCK EXCHANGE
Series C
(Senior Fixed Rate
Notes) due December 31, 2001

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

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Item 1.        Description of the Registrant's Securities to be Registered.

                 The title of the class of securities to be registered
               hereunder is: "Medium-Term Notes, Series C (Senior Fixed Rate Notes) due December 31, 2001 (the "SmithKline Beecham Exchangeable Notes"). A description of the SmithKline Beecham Exchangeable Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of the Company on Form S-3 (Registration No. 33-57833) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the registrant's prospectus supplement filed on March 29, 1995, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the SmithKline Beecham Exchangeable Notes contained in the pricing supplement to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the SmithKline Beecham Exchangeable Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.        Exhibits.

                 The following documents are filed as exhibits hereto:

               4.1 Proposed form of global Note evidencing the SmithKline Beecham Exchangeable Notes.




                                   SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       MORGAN STANLEY GROUP INC.
                                       (Registrant)


Date: December 7, 1995                 By:    /s/ Patricia A. Kurtz
                                           --------------------------------
                                             Name:  Patricia A. Kurtz
                                             Title:  Assistant Secretary



                               INDEX TO EXHIBITS


Exhibit No.                                                 Page No.
-------------------------------------------------------    ----------
4.1   Proposed form of global Note evidencing                  5
the SmithKline Beecham Exchangeable
Notes.